UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2013

TriLinc Global Impact Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-185676	36-4732802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1230 Rosecrans Avenue, Suite 605

Manhattan Beach, CA 90266

(Address of principal executive offices)

(310) 997-0580

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Minimum Offering Reached

On June 11, 2013, TriLinc Global, LLC, the sponsor (“Sponsor”) of TriLinc Global Impact Fund, LLC (the “Company”) purchased $2.4 million in Class A units of the Company’s limited liability interest (“Units”) and on June 13, 2013, the Sponsor purchased an additional $500,000 in Class A Units. As a result, as of June 11, 2013, the Company had raised sufficient offering proceeds to satisfy the minimum offering requirements for the Company’s initial public offering described in its prospectus, dated February 25, 2013, for its initial public offering of Units (SEC File No. 333-185676) and commenced operations.

Declaration of Distributions

On June 12, 2013, with the authorization of the Company’s board of managers, the Company declared distributions for all classes of units for the period from July 1 through July 31, 2013. These distributions will be calculated based on unitholders of record for each day in an amount equal to $0.00173082 per unit per day (less the distribution fee with respect to Class C units). On or before August 2, 2013, these distributions will be paid in cash or reinvested in units, for those investors participating in the Company’s unit reinvestment plan.

Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of payment of distributions described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the Company’s ability to pay distributions to its unitholders and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, and other risks described in the “Risk Factors” section of the Company’s Registration Statement on Form S-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRILINC GLOBAL IMPACT FUND, LLC

June 20, 2013	By:	/s/ Joshua Zuckerwise
Name: Joshua Zuckerwise Title: Chief Financial Officer